Exhibit 99.1

Jack in the Box Inc. to Present at the Wells Fargo Securities 2011 Consumer, Gaming and Lodging Conference on May 24

SAN DIEGO--(BUSINESS WIRE)--May 17, 2011--Jack in the Box Inc. (NASDAQ:JACK) today announced that its management is scheduled to present at the Wells Fargo Securities Consumer, Gaming and Lodging Conference in Las Vegas on Tuesday, May 24, 2011, at 11:45 a.m. PT.

To access the live webcast through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the audio presentation to download and install any necessary software. The webcast will be available for replay using that same link for 30 days, beginning on May 24, 2011.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ:JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 19 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 500 restaurants in 43 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
Media Contact:
Brian Luscomb, (858) 571-2291